Exhibit 21

                           ROLLINS TRUCK LEASING CORP.
                Subsidiaries of Registrant at September 30, 1999




                                                           JURISDICTION OF
NAME                                                        INCORPORATION
----                                                       ---------------
Rollins Logistics Inc.                                        Delaware

Rollins Leasing Corp.                                         Delaware

Rollins Properties, Inc.                                      Delaware

Transrisk, Limited                                            Bermuda

Concord Administrative Services, Inc.                         Delaware